EXHIBIT 24(b)(11)




                       INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Oppenheimer Global Fund:

We consent to the use of our report dated October 20, 1995 included herein and to the reference to our firm under the heading "Financial Highlights" in Part A of the Registration Statement.



/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP



Denver, Colorado
January 18, 1996






330con.a